POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE  PRESENTS  that SUMIT  RAJPAL  does hereby  make, constitute  and appoint each of Roger S.  Begelman,  Yvette Kosic,  Andrea Louro DeMar, Felicia J. Rector, Michael T. Seeley and Kevin P. Treanor, (and any other employee of The Goldman Sachs Group, Inc. or one of its affiliates designated in writing  by one of the  attorneys-in-fact),  acting  individually,  my true  and lawful  attorney-in-fact,  to  execute  and  deliver in my name and on my behalf whether I am acting  individually or as  representative  of others,  any and all filings required to be made by me under the Securities Exchange Act of 1934, (as amended,  the  "Act"),  with  respect  to  securities  which may be deemed to be beneficially  owned by me under  the Act,  giving  and  granting  unto each said attorney-in-fact  power and authority to act in the premises as fully and to all intents and purposes as I might or could do if  personally  present by one of my authorized   signatories,   hereby   ratifying  and  confirming  all  that  said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY  shall  remain in full force and effect until either revoked  in  writing  by the  undersigned  or until  such time as the  person or persons to whom power of  attorney  has been  hereby  granted  cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

IN WITNESS  WHEREOF,  the undersigned has duly subscribed these presents as of July 17, 2007.

/s/ Sumit Rajpal
    Sumit Rajpal